UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

Precision Therapeutics Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 28, 2018, Precision Therapeutics Inc. (the “Company” or “Precision”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Helomics Acquisition, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Helomics Holding Corporation (“Helomics”). The Merger (as defined below) will provide the Company with full access to Helomics’ suite of Artificial Intelligence (AI), precision diagnostic and integrated CRO capabilities, which improve patient care and advance the development of innovative clinical products and technologies for the treatment of cancers.

The Merger Agreement contemplates a reverse triangular merger with Helomics surviving the merger with Merger Sub and becoming a wholly owned operating subsidiary of the Company (the “Merger”). At the time of the Merger, all outstanding shares of Helomics stock not already held by the Company will be converted into the right to receive a proportionate share of 7.5 million shares of newly issued common stock in the Company (“Merger Shares”), in addition to the 1.1 million shares of the Company’s common stock already issued to Helomics for the Company’s initial 20% ownership in Helomics. 860,000 shares of the merger consideration are to be held in escrow for 18 months to satisfy indemnification claims. Helomics’ management team is expected to remain in their respective leadership positions at Helomics and to manage the existing TumorGenesis operations.

Helomics currently has outstanding $7.6 million in promissory notes, and warrants to purchase 23.7 million shares at an exercise price of $1.00 per share of Helomics common stock held by the investors in the notes. Helomics agrees to use commercially reasonable efforts to cause the holder of each such promissory note to enter into an agreement whereby such holder agrees that, effective upon the closing of the Merger, (a) all or a certain portion of the indebtedness evidenced by such promissory note shall be converted into common stock in the Company, (b) all of such holder’s Helomics’ warrants shall be converted into warrants of the Company, and (c) the unconverted portion of said indebtedness shall be converted into a promissory note issued by the Company dated as of the closing of the Merger. The Merger is expressly conditioned on the holders of at least 75% of the $7.6 million in outstanding Helomics promissory notes agreeing to such an exchange (and the parties contemplate that each Helomics warrant will be exchanged for a Company warrant at a ratio of 0.6 Precision warrants for each Helomics warrant, with an exercise price of $1.00 per share. The common stock issuable upon exercise of the Company warrants will be registered in connection with the Merger).

In addition, Helomics has 995,000 warrants held by other parties at an exercise price of $0.01 per share of Helomics common stock. It is contemplated that these warrants will be exchanged at the time of the closing of the Merger for warrants to purchase 597,000 shares of Precision common stock at $0.01 per share.

The Merger Agreement also obligates the Company to approve, prior to the closing of the Merger, the grant of stock options exercisable for an aggregate of 900,000 shares of common stock in the Company under the Company’s existing equity plan to the employees and consultants of Helomics designated by Helomics, according to the allocation determined by Helomics in good faith consultation with the Company.

Completion of the Merger is also subject to (i) customary closing conditions including the approval of the Merger by the stockholders of both companies, (ii) certain materiality-based exceptions, (iii) the accuracy of the representations and warranties made by, and the compliance or performance of the obligations of, each of the Company and Helomics set forth in the Merger Agreement, (iv) satisfactory results of the Company’s due diligence of Helomics, and (v) satisfactory results of Helomics’ due diligence of the Company.

The Merger Agreement likewise contains customary representations, warranties and covenants, including covenants obligating each of the Company and Helomics to continue to conduct their respective businesses in the ordinary course, and to provide reasonable access to each other’s information. Finally, the Merger Agreement contains certain termination rights in favor of each of the Company and Helomics.

The Merger Agreement is attached to this report as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Precision and Helomics. In connection with the proposed transaction, Precision intends to file a registration statement on Form S-4, containing a proxy statement/prospectus (the “S-4”) with the Securities and Exchange Commission (“SEC”). This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Precision may file with the SEC or that Precision or Helomics may send to their respective securityholders in connection with the proposed transaction.

SECURITYHOLDERS OF HELOMICS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of the S-4, including the proxy statement/prospectus, and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov after they are filed. Copies of documents filed with the SEC by Precision will be made available free of charge on Precision’s website at www.precisiontherapeutics.com.

Item 7.01 Regulation FD Disclosure.

On June 28, 2018, the Company issued a press release announcing the Merger Agreement with Helomics. A corrected copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated June 28, 2018
99.1	Corrected Press Release dated June 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION THERAPEUTICS inc.
By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: July 5, 2018